Exhibit 1.1

SOLVENTUM CORPORATION

8,800,000 shares of Common Stock

Underwriting Agreement

August 13, 2025

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

The shareholder named in Schedule III hereto (the “Selling Shareholder”) of Solventum Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,800,000 shares of common stock, par value $0.01 per share (“Stock”), of the Company (the “Shares”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean each of you, as Underwriters, and the terms Representatives or Underwriters shall mean either the singular or plural as the context requires.

1.           The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333–289578) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          (A) No stop order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 10(c) of this Agreement);

(c)          For the purposes of this Agreement, the “Applicable Time” is 6:45 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of the Time of Delivery (as defined in Section 5(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;

(e)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)           Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus, (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that have resulted or would result in a material adverse change in the business, properties, management, current or future condition, financial or otherwise, or in the earnings, business prospects or results of operations of the Company and its subsidiaries, taken as a whole (each, a “Material Adverse Effect”), other than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, except (A) in the ordinary course consistent with past practice pursuant to employee or director compensation, benefit, stock option, stock purchase or equity incentive plans existing on the date of this Agreement, (B) as a result of the exercise of options or rights or vesting of rights to purchase or acquire capital stock outstanding as of the date of this Agreement, or (C) for the sale of Shares pursuant to this Agreement, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, properties, management, financial position, or results of operations of the Company or its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

(g)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; and each subsidiary of the Company, if any, that is a significant subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualifications;

(h)           The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Shareholder pursuant to this Agreement, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i)          The sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, and (y) will not result in any violation of (i) the certificate of incorporation or by-laws (or similar organizational documents) of the Company or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of clauses (x) and (y)(ii), for any such conflict, breach, default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or governmental body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(j)          Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect;

(k)          The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income and Estate Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(l)           Other than as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or to which any property of the Company or its subsidiaries is subject, which, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and, to the best of the Company’s knowledge, no such proceedings, which if determined adversely, would, individually or in the aggregate, reasonably be expected to have such a Material Adverse Effect, are threatened or, to the knowledge of the Company, contemplated by governmental authorities or threatened by others;

(m)          The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(n)          (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(o)          PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act and the rules and regulations of the Commission thereunder;

(p)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(q)          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(r)         The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(s)         The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries, which, for purposes of this Section 1(s) means any entity of which the Company owns (either directly or indirectly) a majority of the outstanding equity securities or other ownership interests carrying a majority of the voting power in the election of the board of directors or other governing body of such entity (each such entity, a “Subsidiary”), and their respective directors, officers, employees and agents in all material respects with (i) all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption (the “Anti-Corruption Laws”) and (ii) the applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union (the “EU”) or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”). The Company and its Subsidiaries, and to the knowledge of the Company and its Subsidiaries, their respective officers, employees, directors and agents when acting on behalf of the Company and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Company nor any of its Subsidiaries is (a) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the EU or any EU member state, (b) a Person operating, organized or resident in a country or territory which is itself the subject or target of any comprehensive Sanctions (currently Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of Zaporizhzhia and Kherson), or (c) any Person controlled or more than 50 percent owned by any such Person or Persons. For purposes of this Section 1(s) and Section 2(h), “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity or government or any agency or political subdivision thereof;

(t)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the rules and regulations promulgated thereunder, and applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, and the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(u)          The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements in all material respects and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; the interactive data in eXtensible Business Reporting Language included in each of the Registration Statement, the Pricing Prospectus or the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto;

(v)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person;

(w)         The Company and its subsidiaries possess all permits, licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(x)           The Company and its subsidiaries (i) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law) and regulations relating the protection of the environment, natural resources, hazardous or toxic substances or wastes, pollutants, chemicals or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all, and have not violated any, permits, licenses, or other approvals required of them under any Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability or obligation under any Environmental Laws, except, in the case of each of (i), (ii) and (iii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that is disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(y)        Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in accordance with their documentation and functional specifications in connection with their operation as used by the Company and its subsidiaries. The Company and its subsidiaries have taken commercially reasonable steps to secure and protect the IT Systems from material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity and security of critical IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. To the knowledge of the Company and its subsidiaries, there have been no material unauthorized intrusion or breaches of security with respect to IT Systems that have had a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority regulating the use, storing or processing of Personal Data. The Company and its subsidiaries have implemented internal policies and contractual obligations relating to the protection and appropriate use of Personal Data;

(z)          The Company and Thermo Fisher Scientific Inc., a Delaware corporation (“TFS”) entered into a Transaction Agreement, dated as of February 25, 2025, as amended by the Amended and Restated Transaction Agreement, dated as of June 25, 2025 (the “Transaction Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, TFS agreed to acquire from the Company certain assets and liabilities related to the Company’s purification and filtration business (the “Sale”). Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, the Company is not aware of any fact that will prevent the Company and its subsidiaries from consummating the Sale in all material respects as contemplated by the Transaction Agreement. To the knowledge of the Company, the representations and warranties made in the Transaction Agreement by the Company and TFS are true and accurate in all material respects (or, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, true and correct in all respects), except that any representations and warranties that expressly speak as of a particular date were true and correct (without giving effect to any limitation as to “materiality” or similar limitation as set forth therein) as of such particular date, except in each case where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect assuming the consummation of the transactions contemplated by the Transaction Agreement.

(aa)      Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus  are not based on or derived from sources that are reliable and accurate in all material respects;

(bb)         There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(cc)         Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(dd)          Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209;

(ee)           (i) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with and (ii) no holder of outstanding shares of the Company’s capital stock is entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise effectively waived; and

(ff)           This Agreement has been duly authorized, executed and delivered by the Company.

2.           The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a)           Except (i) as will have been obtained on or prior to the Time of Delivery for the registration under the Act of the Shares; (ii) as may be required under foreign or state securities (or Blue Sky) laws or by the Financial Industry Regulatory Authority (“FINRA”) or by the New York Stock Exchange (the “NYSE”) in connection with the purchase and distribution of the Shares by the Underwriters; and (iii) as would not impair in any material respect the ability of the Selling Shareholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;

(b)           The sale of the Shares to be sold by the Selling Shareholder hereunder and the compliance by the Selling Shareholder with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By‑laws of the Selling Shareholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any property or assets of the Selling Shareholder except in the case of clauses (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially impact the Selling Shareholder’s ability to perform its obligations under this Agreement;

(c)          The Selling Shareholder has, and immediately prior to the Time of Delivery (as defined in Section 5(a) hereof), the Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Shareholder hereunder at the Time of Delivery, free and clear of all interests liens, encumbrances, equities or claims;

(d)          Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(e)           This Agreement has been duly authorized, executed and delivered by the Selling Shareholder;

(f)           The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(g)         To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Shareholder Information (as defined below), such Registration Statement and Preliminary Prospectus did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood and agreed that for purposes of this Agreement, the only information furnished by the Selling Shareholder consists of the name of the Selling Shareholder, the number of offered shares and the address and other information (excluding percentages) with respect to the Selling Shareholder which appear in the Preliminary Prospectus and the Prospectus in the table (and corresponding footnotes) under the caption “Selling Shareholder” (the “Selling Shareholder Information”);

(h)          In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W‑9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(i)           The Selling Shareholder has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Selling Shareholder and its subsidiaries which, for purposes of this Section 2(h) means any entity of which the Selling Shareholder owns (either directly or indirectly) a majority of the outstanding equity securities or other ownership interests carrying a majority of the voting power in the election of the board of directors or other governing body of such entity (each such entity, for purposes of this Section 2(h), a  “Selling Shareholder Subsidiary”), and their respective directors, officers, employees and agents in all material respects with (i) all laws, rules, and regulations of any jurisdiction applicable to the Selling Shareholder or the Selling Shareholder Subsidiaries from time to time concerning or relating to bribery or corruption (for purposes of this section 2(h), the “Anti-Corruption Laws”) and (ii) applicable Sanctions. The Selling Shareholder and the Selling Shareholder Subsidiaries, and to the knowledge of the Selling Shareholder and the Selling Shareholder Subsidiaries’ officers, employees, directors and agents when acting on behalf of the Selling Shareholder and the Selling Shareholder Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Selling Shareholder nor any of the Selling Shareholder Subsidiaries is (a) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the EU or any EU member state, (b) a Person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions to the extent such Person is the subject of any Sanctions (which are, as of the date hereof, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of Zaporizhzhia and Kherson) or (c) any Person controlled or more than 50 percent owned by any such Person or Persons. The Selling Shareholder will not use the proceeds of the offering contemplated by this Agreement in a manner that would constitute (i) a violation of the United States Foreign Corrupt Practices Act of 1977, (ii) a violation of the United Kingdom Bribery Act of 2010, or (iii) a material violation of any other Anti-Corruption Laws or applicable Sanctions; and

(j)           The Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

3.        Subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price per share of $73.45, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11(b) hereof.

4.         Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

5.           (a)           The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholder shall be delivered by or on behalf of the Selling Shareholder to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Shareholder to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on August 15, 2025 or such other time and date as the Representatives, the Company and the Selling Shareholder may agree upon in writing. The time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9 hereof, will be delivered at the offices of Sidley Austin llp, 787 7th Ave, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.           The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)         If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)          Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation for doing business in any jurisdiction;

(d)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)         To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)          During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including, but not limited to, any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, or publicly disclose the intention to take any of the actions described in clause (i) or clause (ii) above, without your prior written consent; provided, however, that the foregoing restrictions shall not apply to (A) the issuance of the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Pricing Prospectus and the Prospectus, (C) any shares of Stock issued or options to purchase Stock granted pursuant to the Company’s existing employee benefit plans referred to in the Registration Statement, the Pricing Prospectus and the Prospectus, (D) any shares of Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Pricing Prospectus and the Prospectus or (E) the potential repurchase of common stock by the Company;

(g)           The Company, during the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission under the Exchange Act;

(h)          To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(j)            Not to, and to use its reasonable best efforts to ensure that no one acting on its behalf (other than any Underwriter), (i) take, directly or indirectly, any action which is designed to or which constitutes, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation or soliciting another to purchase any other securities of the Company or any subsidiaries.

7.           (a)            The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(c) hereto;

(b)         The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)        The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this provision shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d)         The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

 (e)        Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

8.           The Company and the Selling Shareholder covenant and agree with the several Underwriters that

(a)         the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, the Selling Shareholder’s counsel and the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all reasonable and documented expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(c) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other reasonable and documented costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section;

(b)          the Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including any transfer taxes incident to the original sale and delivery of the Shares to the Underwriters; provided, it is understood and agreed that the Company shall bear, and the Selling Shareholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement;  and

(c)         except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9.           The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Sidley Austin llp, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter dated the Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)        Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you;

(d)           Wachtell, Lipton, Rosen & Katz, counsel for the Selling Shareholder, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(e)            On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)           The Company shall have furnished or caused to be furnished to you on the date of this Agreement and at each Time of Delivery, a certificate of the Chief Financial Officer of the Company representing to certain financial and other matters in form and substance satisfactory to you.

(g)            (i)  Neither the Company nor any of its subsidiaries shall have since the date of the latest financial statements included or incorporated by reference in the Registration Statement, Pricing Prospectus or Prospectus, (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that have resulted or would result in a material adverse change in the business, properties, management, current or future condition, financial or otherwise, or in the earnings, business prospects, or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus (exclusive of any amendment or supplement thereto);

(h)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)          The Company shall have complied with the provisions of Section 6(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)            The Shares are duly listed on NYSE;

(l)            The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer and director of the Company listed on Schedule IV hereto, substantially in the form of in Annex I hereto;

(m)          The Selling Shareholder shall have executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto; and

(o)           The Company and the Selling Shareholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Shareholder, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and of the Selling Shareholder, respectively, herein at and as of such time, as to the performance by the Company and of the Selling Shareholder, respectively, of all of their respective obligations hereunder to be performed at or prior to such time and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

10.         (a)           The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)        The Company will indemnify and hold harmless the Selling Shareholder against any losses, claims, damages or liabilities, joint or several, to which the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Selling Shareholder for any documented legal or other expenses reasonably incurred by the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Shareholder Information.

(c)           The Selling Shareholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Shareholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any Testing the Waters Communication in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of the Selling Shareholder pursuant to this subsection (c) shall not exceed the product of the number of Shares sold by the Selling Shareholder and the price per share referenced in Section 2 hereof (each such amount, the “Selling Shareholder Proceeds”) as set forth in the Prospectus.

(d)          Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder, respectively, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholder, respectively, in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the first and  fourth sentences of the twelfth paragraph and third and fourth sentences of the thirteenth paragraph under the caption “Underwriting”.

(e)            Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 10.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof: (1) in the case of a civil proceeding (excluding, for the avoidance of doubt, any governmental, regulatory or non-civil proceeding), the indemnifying party shall be entitled to participate in such civil proceeding and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and shall pay the reasonable and documented fees and expenses of such counsel related to such civil proceeding, and, after notice from the indemnifying party to such indemnified party of its election to assume the defense of such civil proceeding, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case, subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation; and (2) in the case of any governmental, regulatory or non-civil proceeding, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such governmental, regulatory or non-civil proceeding (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and shall pay the reasonable and documented fees and disbursements of such counsel related to such governmental, regulatory or non-civil proceeding.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f)          If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder’s obligation to contribute any amount under this Section 10(f) is limited in the manner and to the extent set forth in Section 10(b) and such Selling Shareholder shall not be required to contribute any amount in excess of the Selling Shareholder Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g)         The obligations of the Company and the Selling Shareholder under this Section 10 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter or the Selling Shareholder, as the case may be, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter or the Selling Shareholder; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Selling Shareholder and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act.

11.        (a)         If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such Shares, or the Company or the Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholder shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)         If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)         If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Time of Delivery, or if the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except for the expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.       The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company or the Selling Shareholder, or any officer or director or controlling person of the Company or the Selling Shareholder, and shall survive delivery of and payment for the Shares.

13.         If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Shareholder as provided herein, the Company will reimburse the Underwriters through you for all documented out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.        In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by and in all dealings with the Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, electronic mail, telex or facsimile transmission to the Underwriters at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and (ii) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department with a copy to: Email: dg.ecm_legal@bofa.com, Attention: ECM Legal; if to the Selling Shareholder shall be delivered or sent by mail or electronic mail to 3M Legal Affairs, 3M Center, St. Paul, Minnesota 55144-1000, Email: DealNotices@mmm.com, Attention: Kevin H. Rhodes, Executive Vice President, Chief Legal Affairs Officer & Secretary; and if to the Company shall be delivered or sent by mail, electronic mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Marcela Kirberger, Chief Legal Affairs Officer and Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholder and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.        Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.       The Company and the Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth in this Agreement, (iv) each of the Company and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Shareholder agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

18.         This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof; provided that as between the Company and the Selling Shareholder, the provisions of this Agreement (including any provisions relating to the allocation of costs and expenses or to indemnification) shall not supersede or otherwise affect any existing agreement between such parties, including the Stockholder and Registration Rights Agreement, dated as of March 31, 2024, by and between the Company and the Selling Shareholder, which the Company and the Selling Shareholder agree shall control solely as between them, notwithstanding anything in this Agreement to the contrary.

19.       This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and the Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts with respect to suits or proceedings arising in respect of this Agreement or any transaction contemplated by this Agreement.

20.         The Company, the Selling Shareholder and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.       Notwithstanding anything herein to the contrary, the Company and the Selling Shareholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.         Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

  (i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

  (ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

  (iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SOLVENTUM CORPORATION

By:	/s/ Wayde McMillan
Name: Wayde McMillan
Title: Executive Vice President and Chief Financial Officer

3M COMPANY, as Selling Shareholder

By:	/s/ Israel Owodunni
Name: Israel Owodunni
Title: Senior Vice President and Treasurer

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Lyla Bibi
Name: Lyla Bibi
Title: Partner, Global Head of Healthcare ECM

BOFA SECURITIES, INC.

By:	/s/ Milton Hsu
Name: Milton Hsu, M.D.
Title: Managing Director
Global Head of MedTech Investment Banking

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased

Goldman Sachs & Co. LLC	4,400,000

BofA Securities, Inc	4,400,000

Total	8,800,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Press Release dated August 13, 2025 announcing the proposed offering

(b) Additional Documents Incorporated by Reference:

None

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $73.65.

The number of Shares purchased by the Underwriters is 8,800,000.

(d) Written Testing-the-Waters Communications

None

SCHEDULE III

Name of Shareholder	Address
3M Company	3M Center, St. Paul, MN 55144

SCHEDULE IV

[Intentionally Omitted]

ANNEX I

FORM OF LOCK-UP AGREEMENT

[Intentionally Omitted]